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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

       Date of Report (Date of earliest event reported) February 15, 2002
                                  -------------

                               SONIC FOUNDRY, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


                MARYLAND                  1-14007               39-1783372
   -------------------------------      -----------         ------------------
   (State or other jurisdiction of      (Commission          (I.R.S. Employer
    incorporation or organization)      File Number)        Identification No.)


                     1617 Sherman Avenue, Madison, WI 53704
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (608) 256-3133
                                  -------------
                           (Issuer's telephone number)

Item 5.  Other Events and Regulation FD Disclosure.

On February 11, 2002, Sonic Foundry, Inc. ("Sonic") completed a $4.0 million offering of convertible subordinated debt with several institutional investors, including one institutional holder who invested in Sonic's offering disclosed on Form 8-K on January 30, 2002. All of the financial terms are substantially identical to those disclosed in the January 30, 2002 8-K and the agreements attached thereto; namely, the debt bears interest at an annual rate of 10% and is convertible into shares of Sonic common stock at a fixed rate of $2.45, subject to certain anti dilution adjustments. The investors also received warrants to purchase 653,000 shares of Sonic common stock with a strike price of $2.94 per share. Sonic has agreed to register for resale under the Securities Act of 1933, as amended, the shares of its common stock that would be available upon conversion of the debt and/or exercise of the warrants. Sonic plans to file the registration statement within 30 days of February 11, 2002. For the full details of the investment described herein, refer to the Transaction Documents included with the January 30, 2002 Form 8-K.

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                                  EXHIBIT LIST

NUMBER                           DESCRIPTION
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99.1     Press Release dated February 15, 2002 regarding closing of private placement funding.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
-------------------
(Registrant)


February 15, 2002                       By:  /s/ Kenneth A. Minor
                                             ----------------------
                                             Kenneth A. Minor
                                             Chief Financial Officer